                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         Ecology and Environment, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         ECOLOGY AND ENVIRONMENT, INC.
                             368 Pleasantview Drive
                           Lancaster, New York 14086

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                JANUARY 18, 1996

     The Annual Meeting of Shareholders of Ecology and Environment, Inc., a New York corporation (the "Company"), will be held on January 18, 1996 at 9:00 a.m., Eastern Standard Time, at the Radisson Hotel, 4243 Genesee Street, Cheektowaga, New York, for the following purposes:

     1. To elect eight Directors of the Company, two of whom will be Class A Directors elected by holders of Class A Common Stock and six of whom will be Class B Directors elected by the holders of Class B Common Stock, such Directors to hold office until the next Annual Meeting of Shareholders and until the election and qualification of their successors.

     2. To act on a proposal to appoint Price Waterhouse as the Company's independent public accountant.

     The Board of Directors has fixed the close of business on December 1, 1995 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting.

     A copy of the Company's Annual Report to Shareholders is enclosed for your reference.

     Please complete and return the enclosed proxy in the accompanying post-paid, addressed envelope as soon as you have an opportunity to review the attached Proxy Statement.

                                      By Order of the Board of Directors

                                      RONALD L. FRANK
                                      Secretary

Lancaster, New York
December 15, 1995

                         ECOLOGY AND ENVIRONMENT, INC.
                             368 Pleasantview Drive
                           Lancaster, New York 14086

                                PROXY STATEMENT
                            DATED DECEMBER 15, 1995

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 18, 1996

                              GENERAL INFORMATION

     This Proxy Statement is furnished to the shareholders of Ecology and Environment, Inc., a New York corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Radisson Hotel, 4243 Genesee Street, Cheektowaga, New York at 9:00 a.m., Eastern Standard Time, on Thursday, January 18, 1996 and at any adjournments thereof. The enclosed proxy is being solicited by the Board of Directors of the Company.

     If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted and, where a specification is made by the shareholder as provided therein, will be voted in accordance with such specification. A shareholder giving the enclosed proxy has the power to revoke it at any time before it is exercised by giving written notice to the Company bearing a later date than the proxy, by the execution and delivery to the Company of a subsequently dated proxy, or by voting in person at the Annual Meeting. Any shareholder may vote in person at the Annual Meeting, whether or not he or she has previously given a proxy.

     This Proxy Statement and the enclosed proxy are first mailed to shareholders on or about December 15, 1995.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only holders of shares of Class A Common Stock and Class B Common Stock of record at the close of business on December 1, 1995 will be entitled to notice of and to vote at the meeting and at all adjournments thereof. At the close of business on October 27, 1995, the Company had issued and outstanding 2,240,576 shares of Class A Common Stock and 1,858,316 shares of Class B Common Stock. At the meeting, the holders of Class A Common Stock will be entitled, as a class, to elect two Directors (the "Class A Directors") and the holders of Class B Common Stock will be entitled, as a class, to elect the remaining six Directors (the "Class B Directors").

     Except for the election of Directors and except for class votes as required by law, holders of both classes of Common Stock vote or consent as a single class on all matters, with each share of Class A Common Stock having one-tenth vote per share and each share of Class B Common Stock having one vote per share.

     Shares of Class A Common Stock represented by the proxies in the form enclosed, properly executed, will be voted in the manner designated, or if no instructions are indicated, in favor of the Class A Directors named therein and for the other proposal. The proxy given by the enclosed proxy card may be revoked at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

     Only holders of record of Common Stock at the close of business on December 1, 1995 will be entitled to notice of and a vote at the Annual Meeting. One-third of such shares, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.

     Under the Company's by-laws and the laws of the State of New York, directors of each class are elected by a majority of the votes cast by that class in the election. Any other matters to be considered as set forth in the Notice for the Annual Meeting are to be decided by the vote of the holders of a majority of the votes represented by the shares present in person or represented by proxy at the Annual Meeting, except as hereafter noted.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of September 30, 1995, the number of outstanding shares of Class A Common Stock and Class B Common Stock of the Company beneficially owned by each person known by the Company to be the beneficial owner of more than 5 percent of the then outstanding shares of Common
Stock:

                                                  CLASS A COMMON STOCK                 CLASS B COMMON STOCK
                                            --------------------------------     --------------------------------
                                              NATURE AND                           NATURE AND
                                               AMOUNT OF         PERCENT OF         AMOUNT OF
                                              BENEFICIAL          CLASS AS         BENEFICIAL
                                               OWNERSHIP          ADJUSTED          OWNERSHIP         PERCENT OF
          NAME AND ADDRESS(1)                     (2)               (3)                (2)              CLASS
----------------------------------------    ---------------     ------------     ---------------     ------------
Gerhard J. Neumaier*                             346,944            13.3%             345,894            18.6%
Frank B. Silvestro*                              288,937            11.3%             288,937            15.5%
Ronald L. Frank*                                 274,776            10.8%             268,194            14.4%
Gerald A. Strobel*                               271,796            10.7%             271,796            14.6%
Lazard Freres & Co.                              224,700            10.0%                   0               0

---------------
* See Footnotes in next table

(1) The address for Gerhard J. Neumaier, Frank B. Silvestro, Ronald L. Frank and Gerald A. Strobel is c/o Ecology and Environment, Inc., 368 Pleasantview Drive, Lancaster, New York 14086, unless otherwise indicated. The address for Lazard Freres & Co. is 1 Rockefeller Plaza, New York, New York 10020.

(2) Each named individual or corporation are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of exchange or conversion rights. The shares of Class A Common Stock issuable upon conversion by any such shareholder are not included in calculating the number of shares or percentage of Class A Common Stock beneficially owned by any other shareholder.

(3) There are 2,258,376 shares of Class A Common Stock issued and outstanding and 1,858,316 shares of Class B Common Stock issued and outstanding as of September 30, 1995. The figures in the "as adjusted" columns are based upon these totals and except as set forth in the preceding sentence, upon the assumptions described in footnote 2 above.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of September 30, 1995, by (i) each Director of the Company and (ii) all Directors and officers of the Company as a group.

                                                  CLASS A COMMON STOCK                 CLASS B COMMON STOCK
                                            --------------------------------     --------------------------------
                                              NATURE AND                           NATURE AND
                                               AMOUNT OF         PERCENT OF         AMOUNT OF
                                              BENEFICIAL          CLASS AS         BENEFICIAL
                                               OWNERSHIP          ADJUSTED          OWNERSHIP         PERCENT OF
          NAME AND ADDRESS(1)                   (2)(3)              (4)              (2)(3)             CLASS
----------------------------------------    ---------------     ------------     ---------------     ------------
Gerhard J. Neumaier(5)(13)                       346,944            13.3%             345,894            18.6%
Frank B. Silvestro(13)                           288,937            11.3%             288,937            15.5%
Ronald L. Frank(6)(13)                           274,776            10.8%             268,194            14.4%
Gerald A. Strobel(7)(13)                         271,796            10.7%             271,796            14.6%
Harvey J. Gross(8)                                99,287             4.2%              99,287             5.3%
Gerald A. Gallagher, Jr.                          76,987             3.3%              76,987             4.1%
Ralph Bookbinder(9)                               18,200               *               17,850             1.0%
Ross M. Cellino (10)                              13,206               *                1,050               *
Directors and officers as a
  Group(11)(12) (10 individuals)               1,406,503            38.6%           1,383,243            74.4%

---------------
* Less than 0.1%

 (1) The address of each of the above shareholders is c/o Ecology and Environment, Inc., 368 Pleasantview Drive, Lancaster, New York 14086.

 (2) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, the shareholders identified in this table have sole voting and investment power of the shares beneficially owned by them.

 (3) Each named person and all Directors and officers as a group are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of exchange or conversion rights. The shares of Class A Common Stock issuable upon conversion by any such shareholder are not included in calculating the number of shares or percentage of Class A Common Stock beneficially owned by any other shareholder. Moreover, the table gives effect to only 2,781 shares of Class A Common Stock of the total 85,238 shares of Class A Common Stock that may be issued pursuant to the Company's Incentive Stock Option Plan, which may be purchased within the next 60 days pursuant to vested options granted to one officer.

 (4) There are 2,258,376 shares of Class A Common Stock issued and outstanding and 1,858,316 shares of Class B Common Stock issued and outstanding as of September 30, 1995. The figure in the "as adjusted" columns are based upon these totals and except as set forth in the preceding sentence, upon the assumptions described in footnotes 2 and 3 above.

 (5) Includes 525 shares of Class A Common Stock owned by Mr. Neumaier's spouse, as to which he disclaims beneficial ownership. Includes 525 shares of Class A Common Stock owned by Mr. Neumaier's Individual Retirement Account. Does not include any shares of Class A Common Stock or Class B Common Stock held by Mr. Neumaier's adult children.

 (6) Includes 5,450 shares of Class B Common Stock owned by one of Mr. Frank's children and 6,067 shares of Class A Common Stock owned by one of Mr. Frank's children as to which he disclaims beneficial ownership. Does not include any shares of Class A Common Stock or Class B Common Stock held by Mr. Frank's other adult children. Includes 46,225 shares of Class B Common Stock owned by Mr. Frank's former spouse as to which he disclaims beneficial ownership except for the right to vote the shares which he retains pursuant to an agreement with his former spouse. Includes 515 shares of Class A Common Stock owned by Mr. Frank's individual retirement account.

 (7) Includes 44,226 shares of Class B Common Stock owned in equal amounts by Mr. Strobel's three children (Mr. Strobel holds 21,171 shares as custodian for these children), as to which he disclaims beneficial ownership.

 (8) Includes an aggregate of 21,047 shares of Class B Common Stock owned by two trusts created by Mr. Gross of which he and his spouse are the sole beneficiaries during their lifetimes.

 (9) Includes 1,050 shares of Class B Common Stock owned by Mr. Bookbinder's spouse as to which he disclaims beneficial ownership.

(10) Includes 10,396 shares of Class A Common Stock owned by Mr. Cellino's spouse, as to which shares he disclaims beneficial ownership; also includes 1,655 shares of Class A Common Stock owned by Mr. Cellino's Individual Retirement Account.

(11) Does not include 49,932 shares (19,475 shares of Class A Common Stock and 30,457 shares of Class B Common Stock) owned by the Company's Defined Contribution Plan; nor 10,175 shares of Class A Common Stock owned by the Company's Defined Benefit Plan of which Messrs. Gerhard J. Neumaier, Frank, Silvestro and Strobel constitute four of the five trustees of each Plan.

(12) Includes 708 shares of Class A Common Stock which may be issued upon exercise of a stock option granted to one officer in July 1986 pursuant to the Company's Incentive Stock Option Plan; includes 1,181 shares of Class A Common Stock which may be issued upon exercise of a stock option granted to one officer in July 1988 pursuant to the Company's Incentive Stock Option Plan; does not include 892 shares of Class A Common Stock which may be issued upon exercise of a stock option granted to one officer in July 1990 pursuant to the Company's Incentive Stock Option Plan; does not include 892 shares of Class A Common Stock which may be issued upon exercise of a stock option granted to one officer in September 1991 pursuant to the Company's Incentive Stock Option Plan; does not include 787 shares of Class A Common Stock which may be issued upon the exercise of a stock option granted to one officer in November 1992 pursuant to the Company's Incentive Stock Option Plan; Does not include 630 shares of Class A Common Stock which may be issued upon the exercise of a stock option granted to one officer in April 1994 pursuant to the Company's Incentive Stock Option Plan; does not include 600 shares of Class A Common Stock which may be issued upon the exercise of a stock option granted to one officer in December 1994 pursuant to the Company's Incentive Stock Option Plan.

(13) Subject to the terms of the Restrictive Agreement. See "Security Ownership of Certain Beneficial Owners-Restrictive Agreement".

RESTRICTIVE AGREEMENT

     Messrs. Neumaier, Silvestro, Frank and Strobel entered into a Stockholders' Agreement in 1970 which governs the sale of an aggregate of 1,279,118 shares Class B Common Stock owned by them and the former spouse of one of the individuals and the children of the individuals. The agreement provides that prior to accepting a bona fide offer to purchase all or any part of their shares, each party must first allow the other members to the agreement the opportunity to acquire on a pro rata basis, with right of over-allotment, all of such shares covered by the offer on the same terms and conditions proposed by the offer.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     It is intended that proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the two nominees for Class A Directors and the six Class B Directors named below. Holders of Class A Common Stock are not entitled to vote on the election of the Class B Director nominees.

                        INFORMATION CONCERNING NOMINEES

     The nominees proposed for election to the Board of Directors are all presently members of the Board.

     The Class A nominees named herein, if elected as Directors, will hold office until the next succeeding Annual Meeting of Shareholders and until their successors are duly elected and qualified. In the event either nominee for Class A Director becomes unavailable and a vacancy exists, it is intended that the persons named in the proxy may vote for a substitute who will be recommended by the remaining Class A Director.

     The following table sets forth the names, ages and positions of those persons nominated by the Board of Directors for election as Directors of the Company.

              NAME               AGE                                  POSITION
     -----------------------    ------    ----------------------------------------------------------------
     Gerhard J. Neumaier          58      President and Director
     Frank B. Silvestro           58      Executive Vice President and Director
     Gerald A. Strobel            55      Executive Vice President of Technical Services and Director
     Ronald L. Frank              57      Executive Vice President of Finance, Secretary, Treasurer and
                                          Director
     Gerard A. Gallagher,
       Jr.                        64      Senior Vice President of Special Projects and Director
     Harvey J. Gross              67      Director
     Ralph Bookbinder             65      Director
     Ross M. Cellino              63      Director

     Each Director is elected to hold office until the next annual meeting of shareholders and until his successor is elected and qualified. Executive officers are elected annually and serve at the discretion of the Board of Directors.

     Mr. Neumaier is a founder of the Company and has served as the President and a Director since its inception in 1970. Mr. Neumaier has a B.M.E. in engineering and a M.A. in physics.

     Mr. Silvestro is a founder of the Company and has served as a Vice President and a Director since its inception in 1970. In August 1986, he became Executive Vice President. Mr. Silvestro has a B.A. in physics and a M.A. in biophysics.

     Mr. Strobel is a founder of the Company and has served as a Vice President and a Director since its inception in 1970. In August 1986, he became Executive Vice President of Technical Services. Mr. Strobel is a registered Professional Engineer with a B.S. in civil engineering and a M.S. in sanitary engineering.

     Mr. Frank is a founder of the Company and has served as Secretary, Treasurer, Vice President of Finance and a Director since its inception in 1970. In August 1986, he became Executive Vice President of Finance. Mr. Frank has a B.S. in engineering and a M.S. in biophysics.

     Mr. Gallagher joined the Company in 1972. In March 1979, he became a Vice President of Special Projects and in February, 1986 he became a Director. Mr. Gallagher is in charge of quality assurance for hazardous substance projects. In August 1986, he became a Senior Vice-President of Special Projects. Mr. Gallagher has a B.S. in physics.

     Mr. Gross has been a Director of the Company since its inception in 1970. Mr. Gross is an independent insurance broker and a capital financing consultant.

     Mr. Bookbinder has been a Director of the Company since its inception in 1970. Mr. Bookbinder is an independent travel consultant.

     Mr. Cellino has been a Director of the Company since its inception in 1970. Mr. Cellino is an attorney and counselor-at-law retired from private practice.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended July 31, 1995, the Board of Directors held four (4) meetings. Each director of the Company attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of the committees of the Board of Directors in which he served during the period for which he served.

     The Board of Directors has an Audit Committee and a Pension Review Committee. All decisions with respect to compensation of executive officers or nominations are made by the Board of Directors as a whole.

     The Audit Committee consists of Messrs. Gerhard J. Neumaier, Ross M. Cellino and Harvey J. Gross. The functions of the Audit Committee are to examine the results of financial statements and reports prepared by the independent public accountants and make recommendations thereon to the Board of Directors. During fiscal year 1995, the Committee met one (1) time to examine the results of the financial statements and reports prepared by the independent public accountants, and then held discussions with the Board of Directors.

     The Pension Review Committee consists of Messrs. Ronald L. Frank, Frank B. Silvestro, Ross M. Cellino and Harvey J. Gross. The Committee met three (3) times during the fiscal year 1995. The principal functions of the Pension Review Committee are to review changes to the retirement plans necessitated by law or regulation and to determine whether the Company's retirement plans meet the compensation goals for the Company's employees as established by the Board of Directors.

                           COMPENSATION OF DIRECTORS

     Each Director who is not an employee of the Company is paid an annual director's fee. In March 1995 the director's fee of $20,025 was increased to $20,826 per annum. The director's fee is paid quarterly.

                       COMPENSATION OF EXECUTIVE OFFICERS

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended July 31, 1993, 1994 and 1995 of those persons who were at July 31, 1995
(i) the chief executive officer and (ii) the four other most highly compensated executive officers with annual salary and bonus for the fiscal year ended July 31, 1995 in excess of $100,000. In this report, the five persons named in the table below are referred to as the "Named Executives".

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                                                    --------------------------
                                                                                      AWARDS
                                                                                    -----------      PAYOUTS
                                                                                                   -----------
                                                                                       STOCK       LONG- TERM
                                                    ANNUAL COMPENSATION              INCENTIVE       COMPEN-        ALL
                                FISCAL     -------------------------------------      OPTIONS        SATION        OTHER
NAME AND PRINCIPAL POSITION      YEAR       SALARY      BONUS(1)        OTHER        (SHARES)        PAYOUTS        (2)
----------------------------    -------    --------     ---------     ----------    -----------    -----------    --------
Gerhard J. Neumaier              1995      $220,118      $28,200         -0-            -0-            -0-         12,213
President and Director           1994      $213,687      $62,000         -0-            -0-            -0-         12,435
                                 1993      $206,342      $62,000         -0-            -0-            -0-         12,118
Frank B. Silvestro               1995      $200,118      $28,200         -0-            -0-            -0-         11,149
Executive VP                     1994      $194,270      $62,000         -0-            -0-            -0-         12,375
and Director                     1993      $187,592      $62,000         -0-            -0-            -0-         12,059
Ronald L. Frank                  1995      $200,118      $28,200         -0-            -0-            -0-         11,149
Executive Vice                   1994      $194,270      $62,000         -0-            -0-            -0-         12,375
President of Finance,            1993      $187,592      $62,000         -0-            -0-            -0-         12,059
Secretary, Treasurer
and Director
Gerald A. Strobel                1995      $200,118      $28,200         -0-            -0-            -0-         11,156
Executive Vice President of      1994      $194,270      $62,000         -0-            -0-            -0-         12,375
Technical Services               1993      $187,592      $62,000         -0-            -0-            -0-         12,059
and Director
Gerard A. Gallagher, Jr.         1995      $177,268      $20,000         -0-            -0-            -0-          9,843
Senior Vice President of         1994      $172,088      $43,900         -0-            -0-            -0-         11,339
Special Projects and
  Director                       1993      $166,172      $43,900         -0-            -0-            -0-         11,109

---------------

(1) Amounts earned for bonus compensation determined by the Board of Directors.

(2) Represents group term life insurance premiums and contributions made by the Company to its Defined Contribution Plan and Defined Contribution Plan SERP accruals, on behalf of each of the Named Executives.

     None of the Company's executive officers have employment agreements.

COMPENSATION PURSUANT TO PLANS

     PENSION PLAN. The Company maintains a Defined Benefit Pension Plan (the "Pension Plan") which is qualified under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The Pension Plan is administered by trustees who are appointed by the Board of Directors. All employees who have attained age 21 and who have completed one year of employment with at least 1,000 hours of service are eligible to participate in the Pension Plan (the "Participant").

     Upon attaining age 65, the Participant receives a monthly benefit equal to 15% of the Participant's average monthly compensation plus 15% of the participant's average monthly compensation in excess of the applicable social security covered compensation reduced linearly for each year of service less than 25 years, as follows:

                                                                ANNUAL PENSION*
                                            -------------------------------------------------------
        AVERAGE ANNUAL BASE PAY                 15 YRS.             20 YRS.             25 YRS.
      USED FOR COMPUTING PENSION              OF SERVICE          OF SERVICE          OF SERVICE
---------------------------------------     ---------------     ---------------     ---------------
               $  50,000                        $ 6,812             $ 9,083             $11,353
                 100,000                         15,812              21,083              26,353
                 150,000                         24,812              33,083              41,353
                 200,000                         24,812              33,083              41,353
                 250,000                         24,812              33,083              41,353
                 300,000                         24,812              33,083              41,353

     The benefits set forth in the preceding table assume that the employee elects a straight life annuity although the Pension Plan provides that unless a married employee elects otherwise he will receive a joint and survivor annuity under which he will be paid a lower annual pension during his lifetime and his spouse will thereafter be entitled to receive 50% of such lower pension for her lifetime. Federal law limits the annual benefits payable from qualified pension plans in the form of a life annuity, after reduction for Social Security benefits, to the greater of (i) $90,000 plus adjustments for increases in the cost of living after 1987 or (ii) an employee's accrued benefit at December 31, 1982 not to exceed $136,425. In addition, those employees who were participants in the Pension Plan as of July 31, 1989 will receive an accrued benefit based upon 33% of the participant's average monthly compensation in excess of the then social security wage base with the same 25 years of service linear reduction. Effective August 1, 1989 those participants' benefits then accrued under the above described formula.

     The following table shows the annual pension benefits payable on a straight life annuity basis at normal retirement date (age 65) to each of the individuals listed in the Summary Compensation Table previously set forth, based on the Plan's freezing of accruals as of September 30, 1995, not including any Social Security benefits. The table below computes the annual retirement benefits under the Retirement Plan without regard to the Internal Revenue Code's limit on annual pension benefits. For calendar year 1994, the limitation was $118,800. The limitation for calendar year 1995 is $120,000.

                                                         YEARS OF
                                  ANNUAL PENSION          SERVICE
                                     BENEFITS              AS OF
                                        (1)            JULY 31, 1995            NORMAL RETIREMENT DATE
                                  ---------------     ---------------     -----------------------------------
     Gerhard J. Neumaier              $41,985                24           July 27, 2002
     Frank B. Silvestro               $38,515                24           February 15, 2002
     Ronald L. Frank                  $37,300                24           August 19, 2003
     Gerald A. Strobel                $35,236                24           September 18, 2005
     Gerard A. Gallagher, Jr.         $34,942                23           May 30, 1996

---------------

(1) The amounts of annual pension benefits are based on the full amount of plan compensation without regard to Internal Revenue Code Section 401(a)(17), plan compensation limit ($150,000 for the 1994 plan year). Annual pension benefits based on plan compensation limits of $150,000 would be $39,290 for Mr. Neumaier, $36,871 for Mr. Silvestro, $35,663 for Mr. Frank, $33,605 for Mr. Strobel and $34,136 for Mr. Gallagher. The limitation for 1995 is $150,000.

     Participants who have ten years of participation in the Pension Plan may elect early retirement with reduced benefits after reaching age 55. The benefit is paid in the form of an annuity, unless the Participant elects one of the optional forms of payment available under the Pension Plan.

     Subsequent to July 31, 1995, the Board of Directors voted to terminate the Pension Plan as of November 30, 1995. It is anticipated that its termination will be complete in fiscal year 1996.

     DEFINED CONTRIBUTION PLAN. The Company also maintains a Defined Contribution Plan (the "DC Plan") which is qualified under the Internal Revenue Code, pursuant to which the Company contributes an amount not in excess of 15% of the aggregate compensation of all employees who participate in the DC Plan. All employees, including the executive officers identified under "Executive Compensation", are eligible to participate in the plan, provided that they have attained age 21 and completed one year of employment with at least 1,000 hours of service. The amounts contributed to the plan by the Company are allocated to participants based on a ratio of each participant's points to total points of all participants determined as follows: one point per $1,000 of compensation plus two points per year of service completed prior to August 1, 1979, and one point for each year of service completed after August 1, 1979.

     SUPPLEMENTAL RETIREMENT PLAN. In April 1994, the Board of Directors of the Company, in response to changes in the tax code, voted to establish a Supplemental Executive Retirement Plans ("SERP") for purposes of providing retirement benefits to employees including officers of the Company whose retirement benefits under the Pension Plan and the DC Plan are reduced as a result of the $150,000 compensation limitation imposed by the tax code change. This plan is a non-qualified plan which provides benefits that would have been lost from both the Pension Plan and the DC Plan due to the imposition of the compensation restriction.

     Subsequent to July 31, 1995, the Board of Directors voted to terminate the Pension Plan SERP in conjunction with the termination of the Defined Benefit Pension Plan.

INCENTIVE STOCK OPTION PLAN

     In February 1986, the Company adopted an Incentive Stock Option Plan (the "Option Plan") under which key employees, including officers, of the Company may be granted options to purchase up to an aggregate of 100,000 shares of Class A Common Stock. During the fiscal year ending July 31, 1990, the shareholders of the Company authorized an additional 100,000 shares, bringing the aggregate to 200,000 shares of Class A Common Stock currently authorized to be issued under the Plan. The anti-dilution provisions of the plan resulted in an increase of 9,390 shares upon distribution of the stock dividend distributed by the company on August 30, 1994 to shareholders of record on August 1, 1994. The Board of Directors administers the Option Plan and has authority to determine the persons to whom options are to be granted, the number of shares to be covered by each option, the time at which each option shall be granted, the exercise price and the time during which options may be exercised. The Option Plan is designed to qualify as an "incentive stock option plan" under Section 422A of the Internal Revenue Code.

     The option exercise price must be at least 100% of the fair market value per share of the Company's Class A Common Stock, as determined by the Board of Directors on the date of grant. The exercise price may be paid in cash or with previously owned shares of Class A Common Stock or both. The options are exercisable commencing after a minimum holding period of not more than ten years after the date of grant, as determined by the Board of Directors. The exercise price of options granted to employees possessing more than 10% of the combined voting power of all classes of capital stock on the effective date of the grant must be not less than 110% of fair market value on the date of grant, and the options may not be exercised more than five years after the date of grant. The Named Executive officers found in the Summary Compensation Table have not been granted any options pursuant to the Option Plan.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company does not have a separate Compensation Committee. Compensation of the Company's Executive Officers is considered by the entire Board of Directors. As members of the Board of Directors Messrs. Gerhard J. Neumaier, Frank B. Silvestro, Ronald L. Frank, Gerald A. Strobel and Gerard A. Gallagher, Jr. participate in deliberations and discussions concerning their own compensation.

              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors reviews executive officer compensation in an effort to provide levels of compensation that integrate such compensation with the Company's annual and long-term performance goals, award individual achievement and attract and retain qualified executives in the highly competitive industry in which the Company operates.

     Compensation for executive officers consists of salaries and bonuses. Salaries for executive officers (including the Chief Executive Officer) are determined by evaluating the officer's performance and contributions to the performance of the Company, the officer's responsibilities, experience and any data available which describes the general industry trends, peer group practices, published survey data and salary structures of similar sized, profitable competitors.

     The Company has adopted and consistently implemented a broad discretionary performance bonus covering senior technical and management personnel, up to and including the Chief Executive Officer. A year-end bonus pool is established, with bonuses then awarded which have historically represented up to 30% of total cash compensation. Bonuses are awarded to the Company's personnel, including executive officers, based on their individual performance, industry practices, and the performance of the Company as a whole.

     The performance bonus awarded to the Chief Executive Officer is derived by an annual award from the Company's overall performance bonus pool which relates to the Company's performance, long-term objectives, achievements and individual performance.

     The Board of Directors also makes decisions with respect to the award of incentive stock options pursuant to the Company's Option Plan. Since the Option Plan provides that grants of options may be made to officers the Named Executive Officers would qualify to receive options. To date, however, the Named Executive Officers have not been granted any options pursuant to the Option Plan. It has been the Board of Director's policy to award such options to other key employees, and to some executive officers who are not Named Executive Officers, to provide continuing long-term incentives to such employees and to reward outstanding performance.

                                         Respectively Submitted,

                                         THE BOARD OF DIRECTORS

                                         GERHARD J. NEUMAIER
                                         FRANK B. SILVESTRO
                                         GERALD A. STROBEL
                                         RONALD L. FRANK
                                         GERARD A. GALLAGHER, JR.
                                         HARVEY J. GROSS
                                         RALPH BOOKBINDER
                                         ROSS M. CELLINO

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

     The following graph demonstrates the annual percentage change in the Company's cumulative total shareholder return against the total return of the companies listed on the American Stock Exchange (the "AMEX Market Index") and a peer group consisting of EA Engineering Science and Technology, Inc., Earth Technology Corporation USA, EMCON, Inc., Groundwater Technology, Inc., Harding Associates, Inc., TRC Companies, Inc., URS Consultants, Inc., Versar, Inc. and Roy F. Weston, Inc. (Class A Stock) (collectively the "Peer Group").

      Measurement Period           ECOLOGY &                      AMEX MARKET
    (Fiscal Year Covered)        ENVIRONMENT A    PEER GROUP         INDEX
1990                                       100             100             100
1991                                    109.16          101.99          105.82
1992                                     89.69           84.81          114.13
1993                                    105.45           73.18          124.62
1994                                     79.31           71.64          127.72
1995                                     61.91           60.71          154.90

* Assumes $100 invested on August 1, 1990 and dividends reinvested through the fiscal year ending July 31, 1995.

                 PROPOSAL 2 -- APPOINTMENT OF PRICE WATERHOUSE
                 AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANT

     Price Waterhouse, independent certified public accountants, is the auditor of the Company's records. The Board of Directors wishes to continue the services of this firm for the fiscal year ending July 31, 1996 and the shareholders' ratification of such appointment is requested.

     Representatives of Price Waterhouse will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     The cost of solicitation of proxies will be borne by the Company. Solicitation other than by mail may be made by officers or by regular employees of the Company, who will receive no additional compensation therefor, by personal or telephone solicitation, the cost of which is expected to be nominal.

     It is not contemplated or expected that any business other than that pertaining to the subjects referred to in this Proxy Statement will be brought up for action at the meeting. At the time this Proxy Statement went to press, the Board of Directors did not know of any other matter which may properly be presented for action at the meeting.

     Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Secretary, Ecology and Environment, Inc., 368 Pleasantview Drive, Lancaster, New York, 14086, no later than August 17, 1996.

                                         By order of the Board of Directors,

                                         ECOLOGY AND ENVIRONMENT, INC.

                                         RONALD L. FRANK
                                         Secretary

                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                        ECOLOGY AND ENVIRONMENT, INC.
                            368 Pleasantview Drive
                          Lancaster, New York 14086


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gerhard J. Neumaier and Ronald L. Frank as Proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote, as designated below, all the shares of Class A Common Stock of Ecology and Environment, Inc. held of record by either of the undersigned on December 1, 1995 at the Annual Meeting of Shareholders to be held on January 18, 1996, or any adjournments thereof.

1.  ELECTION OF CLASS A DIRECTORS       /  /  FOR all nominees listed below
                                              (except as marked to the
                                              contrary below)

                                        /  /  WITHHOLD AUTHORITY to vote for
                                              all nominees listed below.


                                Ralph Bookbinder     Ross M. Cellino

(INSTRUCTION: To withhold authority to vote for any individual nominee's name, write that nominee's name in the space provided below.)


_______________________________________________________________________________

2.  The appointment of Price Waterhouse as independent accountants.

                FOR  /  /          AGAINST  /  /          ABSTAIN  /  /

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name for and by its President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        Dated: ___________________, 19___

                                        _________________________________
                                        Signature

                                        _________________________________
                                        Signature if held jointly

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                        ECOLOGY AND ENVIRONMENT, INC.
                            368 PLEASANTVIEW DRIVE
                          LANCASTER, NEW YORK  14086

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gerhard J. Neumaier and Ronald L. Frank as Proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote, as designated below, all the shares of Class B Common Stock of Ecology and Environment, Inc. held of record by either of the undersigned on December 1, 1995, at the Annual Meeting of Shareholders to be held on January 18, 1996, or any adjournments thereof.

1.  ELECTION OF CLASS B DIRECTORS             /  / FOR all nominees listed
                                                   below (except as marked
                                                   to the contrary below)

                                              /  / WITHHOLD AUTHORITY to
                                                   vote for all nominees
                                                   listed below.

Gerhard J. Neumaier          Frank B. Silvestro         Gerald A. Strobel
Ronald L. Frank              Gerard A. Gallagher, Jr.   Harvey J. Gross

(INSTRUCTION:  To withhold authority to vote for any individual nominee's name, write that nominee's name in the space provided below.)

_______________________________________________________________________________
     2.  The appointment of Price Waterhouse as independent accountants.

         FOR /  /              AGAINST /  /              ABSTAIN /  /


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by its President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                             Dated:  __________________, 19__

                                             ________________________________
                                              Signature

                                             ________________________________
                                              Signature if held jointly

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.